Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 9 to Registration Statement No. 333-217816 on Form S-1 of our report dated March 8, 2019, relating to the consolidated financial statements of LBM Midco, LLC and subsidiaries, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
November 26, 2019